Exhibit 16.1

[PBTK Letterhead]

March 28, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Current Report on Form 8-K dated March 27, 2018 of Golden Entertainment, Inc. and are in agreement with the statements contained in the second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern

Certified Public Accountants

Las Vegas, Nevada